INTERGOLD CORPORATION                                              (OTC BB-IGCO)
FOR IMMEDIATE RELEASE        Newport Beach, California          January 26, 2000
--------------------------------------------------------------------------------


                  INTERGOLD ANNOUNCES INDEPENDENT RESULTS FROM
                       STRATHCONA MINERAL SERVICES LIMITED

On behalf of the Board of Directors, Intergold Corporation, ("the Company") reports that its wholly owned subsidiary, International Gold Corporation ("IGC") has received the results from the audit of sample assays and leach testing from the Company's Blackhawk Property ("the Property") located in Lincoln County, Idaho performed by Strathcona Mineral Services Limited ("Strathcona"). Strathcona was engaged by IGC to review the available data including a site visit to the Property, and has analyzed both core samples from previous drilling and surface samples collected by Strathcona using assaying and extractive leach procedures. Laboratories utilized were the well-recognized firms of Lakefield Research and Activation Laboratories.

Testing Results: Strathcona reports that both laboratories could not find gold above the minimum detection limits in the samples, and concluded that based on the samples provided, gold and silver are not present in economic quantities in the rhyolitic lavas on the Property. The methods utilized included fire assaying, neutron activation assaying, and cyanide and thiourea leaching for gold. The tests were performed on splits of core materials from which AuRIC Metallurgical Laboratories, LLC. ("AuRIC") had previously reported some of the highest gold results to the Company from some of the over 800 assays that AuRIC performed for the Company. AuRIC had previously reported gold values of 0.1 to
94.1 g/t on splits of the same samples.

Further Testing Confirmations: The Company confirms it also engaged Mineral Science, Limited of London, England which obtained the services of the internationally recognized facilities of OMAC Laboratories Ltd. of Ireland to provide fire assay, ICP, and geochemical analysis as well as CSMA Consultants Ltd. of Cornwall, England to perform leach testing. Splits of the same samples provided to Strathcona were provided to Mineral Science, Limited. Mineral Science Limited's results confirm and reiterate the negative Strathcona findings which are gold values below the detection limits.

Validity of Prior Testing: As reported in previous press releases, AuRIC had developed fire assay and extraction procedures relating to the Property for IGC. IGC entered into contractual obligations with both AuRIC and Dames & Moore to have AuRIC's developed fire assay procedures duplicated at another laboratory so that IGC could receive independent verification of the technology. This would have then allowed IGC to complete a drilling program intended to support an ore reserve estimate. To date, and pursuant to certain contractual terms and provisions, AuRIC and Dames & Moore have not been successful in transferring the AuRIC developed fire assay technology to any independent assay laboratory. This forms part of the subject of IGC's and Geneva Resources Inc.'s legal proceedings against AuRIC and Dames & Moore.

The application of AuRIC's assay and metallurgical recovery procedures was verified by Dames & Moore in several independent engineering reports prepared by Dames & Moore as follows. These reports and their results are not supported by the current testing results and further testing confirmation work conducted by the Company.

Dames and Moore Report #1: Verification of Validity of Developed Analytical Procedures Blackhawk Project Prepared for AuRIC Metallurgical Laboratories November 30, 1998.

Some of the conclusions from this Dames & Moore report include:

"AuRIC Metallurgical Laboratories is well qualified to perform fire assay and chemical assay analyses for gold, silver, and other precious metals."

"AuRIC's procedures follow the basic industry standards for fire assay analyses."

"AuRIC has the necessary sample preparation equipment, test facilities, and analytical instrumentation to analyze an individual sample through pilot plant process control samples. "

Dames and Moore Report #2: Determination of Repeatability of the Verified Developed Analytical Procedures for the Blackhawk Project January 6, 1999

Some of the conclusions from this Dames & Moore report include:

"Compared to the variation in concentrations from one core to another (which is an order of magnitude), the relative standard deviations were small; therefore, the repeatability was good."

"AuRIC's mean ore result on a CANMET standard run with each set of samples was within the recommended value range. This indicates that the AuRIC measurements, on the average, were accurate."

Dames and Moore Report #3: Reconnaissance Site Visit and Surface Sampling The Blackhawk Project Lincoln County, Idaho Project Report Prepared for International Gold Corporation January 21, 1999

Some of the conclusions from this Dames & Moore report include:

"IGC has followed and continues to follow a careful third party independent evaluation of its Blackhawk gold prospect in Lincoln County, ID."

"IGC has been effective in dealing with the Bureau of Land Management (BLM) in bringing the project to its current status."

"Dames & Moore is confident that, based on its random selection of the four surface rock sample locations, the outcrops sampled were not salted or artificially impregnated with precious metals."

"The four Dames & Moore independently selected and analyzed surface rock samples show the presence of gold and silver."

"The surface gold concentrations (0.003 to 0.009 troy ounces per short ton, opt) are highly anomalous. It is highly unusual to have gold and silver (0.282 to 0.351 opt) values of this concentration in unaltered flow rocks."

"The four Dames & Moore surface rock samples were more than an order of magnitude higher in gold than the surface samples(s) obtained by an Idaho state Geologist."

"Dames & Moore confirmed, in another independent laboratory, that the flux used in the fire assay procedure did not contain any gold (less than 0.02 parts per million Au)."

"The use of a graphite furnace atomic absorption spectrometer with automatic dilution, duplicate sample averaging, values measured in the parts per billion range, and rechecking with duplicate solution samples gave Dames & Moore with high confidence in the results."

"The anomalous gold and silver values in the surface rock samples provide further confirmation of Dames & Moore's previous independent third party work on core samples that showed levels of gold ranging form 0.003 to 0.099 opt, 98C-9 and 98C-22 respectively."

Dames and Moore Report #4: Verification of Validity of Developed Extraction Methods for the Blackhawk Project April 7, 1999

Some of the conclusions from this Dames & Moore report include:

"In light of the considerable difficulty in fire assaying the extraction associated with the history of the Blackhawk Project core material, the three extraction methods put forward by AuRIC are a clear positive accomplishment for recovering the gold and silver in the material."

"The summary data in Table 4, Extraction Data Comparisons, verifies that the AuRIC developed extraction methods do extract the gold and silver from the Blackhawk Project core."

"The test results clearly indicate that Process 2 is the most effective process for the samples tested, and Process 3 closely follows Process 2 in its apparent effectiveness."

"Process 3 is a straightforward leaching process, although innovative when compared to typical US gold industry standard practices. It also has the potential to be environmentally friendly."


Summary: As the latest independent assessment information regarding the Property obtained by the Company does not support the claims of Auric or Dames & Moore, the Company advises that it will suspend indefinitely the further exploration of its Blackhawk claims.

Class Action Legal Suit: The Company has been informed that certain shareholders of the Company are commencing a shareholder lawsuit regarding issues raised in this press release. If you are a shareholder and have interest in this regard, please contact the Company's president, Gary Powers at (888) 848-7377.


Through the Company's subsidiary, "International Gold Corporation" the Intergold Corporation now advises that it has ceased to explore its set of claims in the State of Idaho - the Blackhawk I Project, which is comprised of 321 contiguous unpatented lode mining claims in Lincoln County, Idaho.

--------------------------------------------------------------------------------
Contact:  Intergold Investor Relations       E-mail:  investor@intergoldcorp.com
Phone:  (888) 848-7377

SAFE HARBOR STATEMENT
Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, commodity prices of precious metals and actual results differing materially from projections because of geological factors, operation factors, government regulations or factors relied upon from independent sources, may either negatively or positively impact exploration or mining operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. The Company assumes no obligation to update the information in this release.